Exhibit 23.1

Auditor Consent

[Lumsden & McCormick, LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors of

Taylor Devices, Inc.

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 2018, which appears on page 24 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. on Form 10-K for the fiscal year ended May 31, 2018.

/s/Lumsden & McCormick, LLP

LUMSDEN & MCCORMICK, LLP

Buffalo, New York

June 13, 2019